This announcement is neither an offer to purchase nor a solicitation of an offer to sell Shares. The Offer is made solely by the Offer to Purchase dated February 24, 1997, and the Letter of Transmittal. The Offer is being made to all holders of Shares; provided, that the Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which making or accepting the Offer would violate that jurisdiction's laws. In those jurisdictions whose securities, Blue Sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Texas Utilities Company by Merrill Lynch & Co., Salomon Brothers Inc and Smith Barney Inc. or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

                         NOTICE OF OFFER TO PURCHASE FOR CASH
                                          BY
                               TEXAS UTILITIES COMPANY

                                ANY AND ALL SHARES OF

                           TEXAS UTILITIES ELECTRIC COMPANY

       $4.00 PREFERRED STOCK (DALLAS POWER SERIES), CUSIP NO. 882850 40 7, AT A
                          PURCHASE PRICE OF $66.01 PER SHARE

      $4.00 PREFERRED STOCK (TEXAS ELECTRIC SERIES), CUSIP NO. 882850 87 8, AT A
                          PURCHASE PRICE OF $66.01 PER SHARE

       $4.00 PREFERRED STOCK (TEXAS POWER SERIES), CUSIP NO. 882850 75 3, AT A
                          PURCHASE PRICE OF $66.01 PER SHARE

      $4.24 PREFERRED STOCK, CUSIP NO. 882850 30 8, AT PURCHASE PRICE OF $69.97
                                      PER SHARE

     $4.44 PREFERRED STOCK, CUSIP NO. 882850 71 2, AT A PURCHASE PRICE OF $73.27
                                       PER SHARE

     $4.50 PREFERRED STOCK, CUSIP NO. 882850 20 9, AT A PURCHASE PRICE OF $71.89
                                       PER SHARE

      $4.56 PREFERRED STOCK (TEXAS ELECTRIC SERIES), CUSIP NO. 882850 86 0, AT A
                          PURCHASE PRICE OF $72.84 PER SHARE

       $4.56 PREFERRED STOCK (TEXAS POWER SERIES), CUSIP NO. 882850 74 6, AT A
                          PURCHASE PRICE OF $72.84 PER SHARE

     $4.64 PREFERRED STOCK, CUSIP NO. 882850 85 2, AT A PURCHASE PRICE OF $76.57
                                       PER SHARE

       $4.76 PREFERRED STOCK, CUSIP NO. 882850 NO. 72 0, AT A PURCHASE PRICE OF
                                   $78.55 PER SHARE

     $4.80 PREFERRED STOCK, CUSIP NO. 882850 50 6, AT A PURCHASE PRICE OF $79.21
                                       PER SHARE

     $4.84 PREFERRED STOCK, CUSIP NO. 882850 73 8, AT A PURCHASE PRICE OF $79.87
                                       PER SHARE

     $5.08 PREFERRED STOCK, CUSIP NO. 882850 84 5, AT A PURCHASE PRICE OF $83.83
                                       PER SHARE

       $6.375 CUMULATIVE PREFERRED STOCK, CUSIP NO. 882850 43 1, AT A PURCHASE
                              PRICE OF $106.76 PER SHARE

        $6.98 CUMULATIVE PREFERRED STOCK, CUSIP NO. 882850 46 4, AT A PURCHASE
                              PRICE OF $109.20 PER SHARE

        $7.98 CUMULATIVE PREFERRED STOCK, CUSIP NO. 882850 47 2, AT A PURCHASE
                              PRICE OF $117.00 PER SHARE

     ADJUSTABLE RATE CUMULATIVE PREFERRED SERIES A STOCK, CUSIP NO. 882850 59 7,
                       AT A PURCHASE PRICE OF $100.25 PER SHARE

     $2.05 DEPOSITARY SHARES, EACH REPRESENTING 1/4 SHARE OF THE $8.20 PREFERRED
         STOCK, CUSIP NO. 882850 48 0, AT A PURCHASE PRICE OF $26.53 PER SHARE

        $1.875 DEPOSITARY SHARES, SERIES A, EACH REPRESENTING 1/4 SHARE OF THE
         $7.50 PREFERRED STOCK, CUSIP NO. 882850 44 9, AT A PURCHASE PRICE OF $27.62 PER SHARE

        $1.805 DEPOSITARY SHARES, SERIES B, EACH REPRESENTING 1/4 SHARE OF THE
         $7.22 PREFERRED STOCK, CUSIP NO. 882850 41 5, AT A PURCHASE PRICE OF
                                   $27.45 PER SHARE


     Holders of record on March 12, 1997 of tendered Shares having a regular quarterly dividend payment date of April 1 will be entitled to the regular quarterly dividend payable on April 1, 1997. Holders of tendered Shares having a regular quarterly dividend payment date of May 1 will receive as part of the purchase price, in addition to the amount stated above, an amount equal to accrued and unpaid dividends to the payment date for Shares tendered.
          Texas Utilities Company, a Texas corporation (the "Offeror"), invites
     (i) the holders of shares of preferred stock ("Preferred Stock") and depositary shares each representing 1/4 share of a series of Preferred Stock ("Depositary Shares") of Texas Utilities Electric Company (the "Company") of the series listed above (the "Shares") to tender for purchase any and all of their Shares for the price per share indicated above with respect to each series, in each case net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase (the "Offer to Purchase") and in the Letter of Transmittal (which, together with the Offer to Purchase, constitutes the "Offer" with respect to each series of Preferred Stock and Depositary Shares). The Offeror will purchase any and all Shares validly tendered and not withdrawn, upon the terms and subject to the conditions set forth in the Offer.

               THE OFFER FOR SHARES OF ONE SERIES OF PREFERRED STOCK OR DEPOSITARY SHARES (EACH A "SERIES") IS INDEPENDENT OF THE OFFER FOR SHARES OF ANY OTHER SERIES. THE OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF SHARES OF THE APPLICABLE SERIES BEING TENDERED. THE OFFER, HOWEVER, IS SUBJECT TO CERTAIN OTHER CONDITIONS. SEE SECTION 7 "CERTAIN CONDITIONS OF THE OFFER" IN THE OFFER TO PURCHASE."

      THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
        CITY TIME, ON FRIDAY, MARCH 21, 1997, UNLESS THE OFFER IS EXTENDED.

          Upon the terms and subject to the conditions described in the Offer to Purchase and in the Letter of Transmittal, the Offeror will purchase Shares of a Series validly tendered and not withdrawn on or prior to the Expiration Date (as defined in the Offer to Purchase) with respect to that Series.
          The Offeror is making the Offer because it believes that the purchase of Shares will benefit its consolidated financial position. In addition, the Offer gives shareholders the opportunity to sell their Shares at what the Offeror believes is a premium over market price and without the usual transaction costs associated with a market sale. Furthermore, the Offeror intends to vote all Shares purchased pursuant to the Offer to approve certain proposed amendments to the Restated Articles of Incorporation of the Company.
          THE OFFEROR, THE COMPANY, THE BOARD OF DIRECTORS AND MANAGEMENT OF THE OFFEROR AND OF THE COMPANY MAKE NO RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER ANY OR ALL SHARES OF ANY SERIES PURSUANT TO THE OFFER. SHAREHOLDERS MUST MAKE THEIR OWN DECISIONS AS TO WHETHER TO TENDER SHARES OF ANY SERIES PURSUANT TO THE OFFER AND, IF SO, HOW MANY SHARES TO TENDER.
         The Offeror reserves the right, at any time or from time to time prior to the Expiration Date, to extend the period of time during which the Offer is open or otherwise amend or terminate the Offer for any reason with respect to a Series by giving oral or written notice to The Bank of New York as "Depositary" and making a public announcement thereof.
               Subject to the receipt of a properly completed and duly executed Notice of Solicited Tenders, the Offeror will pay to a Soliciting Dealer a solicitation fee. See Section 14-"Fees and Expenses" in the Offer to Purchase.
          Tenders of Shares of a Series made pursuant to the Offer may be withdrawn at any time on or prior to the Expiration Date with respect to such Series. Thereafter, such tenders are irrevocable, except that they may be withdrawn after 12:00 Midnight, April 21, 1997, unless theretofore accepted for payment by the Offeror as provided in the Offer to Purchase. For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be received timely by the Depositary at one of the addresses or facsimile numbers set forth on the back cover of the Offer to Purchase and must specify the name of the person who tendered the Shares of the applicable Series to be withdrawn and the number of Shares to be withdrawn. If the Shares of the applicable Series to be withdrawn have been delivered to the Depositary, a signed notice of withdrawal with signatures guaranteed by an Eligible Institution (as defined in the Offer to Purchase) (except in the case of Shares tendered by an Eligible Institution) must be submitted prior to the release of such Shares. In addition, such notice must specify, in the case of Shares tendered by delivery of certificates, the name of the registered holder (if different from that of the tendering shareholder) and the serial numbers shown on the particular certificates evidencing the Shares to be withdrawn or, in the case of Shares tendered by book-entry transfer, the name and number of the account at one of the Book-Entry Transfer Facilities (as defined in the Offer to Purchase) to be credited with the withdrawn Shares and the name of the registered holder (if different from the name of such account). Withdrawals may not be rescinded, and Shares withdrawn thereafter will be deemed not validly tendered for purposes of the Offer. However, withdrawn Shares may be re-tendered following one of the procedures described in
     Section 4-"Procedure for Tendering Shares" in the Offer to Purchase at any time prior to the applicable Expiration Date.
          The Offeror will be deemed to have purchased tendered Shares validly tendered and not withdrawn if and when it gives oral or written notice to the Depositary of its acceptance for payment of Shares.
          THE INFORMATION REQUIRED TO BE DISCLOSED BY RULE 13E-3(E)(1) OF THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IS CONTAINED IN THE OFFER TO PURCHASE AND IS INCORPORATED HEREIN BY REFERENCE.
          Copies of the Offer to Purchase and the Letter of Transmittal are being mailed to registered holders of Shares and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the Company's shareholder list or, if applicable, who are listed as participants in a Book-Entry Transfer Facility's security position listing for subsequent transmittal to beneficial owners of Shares.
          THE OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.

          Any questions or requests for assistance may be directed to the Information Agent or the Dealer Managers at their respective telephone numbers and addresses listed below. Requests for additional copies of the Offer to Purchase, the Letter of Transmittal or other tender offer materials may be directed to the Information Agent, and such copies will be furnished promptly at the Offeror's expense. Holders of Shares may also contact their local broker, dealer, commercial bank or trust company for assistance concerning the Offer.

                       The Information Agent for the Offer is:

                                D.F. KING & CO., INC.
                                   77 Water Street
                              New York, New York  10005
                   Banks and Brokers Call Collect:  (212) 425-1685
                      ALL OTHERS CALL TOLL FREE:  (800) 659-6590

                        The Dealer Managers for the Offer are:

                                 MERRILL LYNCH & CO.
                                World Financial Center
                                   250 Vesey Street
                              New York, New York  10281
                                    (888) ML4 TNDR
                                    (888) 654-8637
				 Attn: Susan Weinberg

              SALOMON BROTHERS INC                   SMITH BARNEY INC.
            Seven World Trade Center               388 Greenwich Street
           New York, New York  10048             New York, New York  10013
                 (800) 558-3745                       (800) 655-4811
           Attn: Liability Management             Attn: Mr. Paul S. Galant

     February 24, 1997